SCHEDULE 14A
                                 (Rule 14a-101)

                    Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
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[X] Soliciting Material Pursuant to  Rule 14a-12

                              DCB Financial Corp.
            .......................................................
                (Name of Registrant as Specified In Its Charter)

                                S. Robert Davis
            .......................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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FOR IMMEDIATE RELEASE

For Further Information Contact:
S. Robert Davis (614) 889-1143



                      S. ROBERT DAVIS SCHEDULE 13D FILING
                           AMENDED FURTHER TO REFLECT
                                  GROUP FILING


DUBLIN, OH - November 12, 2002 - S. Robert Davis, a shareholder of DCB Financial Corp., further amended the Schedule 13D filed with the Securities and Exchange Commission on May 7, 2002 to include Harley J. ("Jay") Scott and Randall J. Asmo, both of whom were recently nominated by Mr. Davis for election as directors of the company at the 2003 annual shareholders' meeting, as well as Wallace E. ("Eddie") Edwards, an attorney in Portsmouth, Ohio, and Charles R. Davis, S. Robert Davis' son, as members of a shareholder group that collectively owns in excess of 5% of the company's issued and outstanding stock.

Regarding the amendment, Mr. Davis said: "Having nominated Mr. Scott and Mr. Asmo as part of my slate of directors, including them as part of a group filing was, in our opinion, appropriate. We also felt it would be prudent to include Charles Davis, since he is both a shareholder and a member of my immediate family. The decision to include Mr. Edwards as part of our group was arguably
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not required, but we are simply being proactive. I was recently contacted by Mr.
Edwards, who had heard that like him, I was disgusted with the recent performance of the company, its Board of Directors and its management and wanted to share his thoughts with me. While I certainly support Mr. Edwards' recent shareholder proposal, I am also of the opinion that changing the composition of
the  Board  is  another  viable  option  for  improving  the  company's   woeful
performance. The lack of leadership exhibited by the current Board is something that I believe can and should be corrected."



                  CERTAIN INFORMATION CONCERNING PARTICIPANTS

The following is a list of the names and stockholdings, if any, of persons who may be deemed to be "participants" in any solicitation that S. Robert Davis may make in the future with respect to the shares of DCB Financial Corp. (the
"Company"): S. Robert Davis, who beneficially owns 204,300 shares of the Company's common stock; Harley J. Scott, who beneficially owns 4372 shares of the Company's common stock, and who disclaims beneficial ownership of 3630 shares held by his mother solely in her name; Randall J. Asmo, who beneficially owns 5 shares of the Company's common stock.


                     RECOMMENDATION TO READ PROXY STATEMENT

If S. Robert Davis engages in any solicitation with respect to the shares of DCB Financial Corp. a proxy statement will be prepared and disseminated to shareholders with respect to such solicitation. Shareholders should read this proxy statement if and when it becomes available because it will contain important information. Shareholders will be able to obtain copies of the proxy statement, related materials and other documents filed with the Securities and Exchange Commission without charge, when such documents become available, at the Commission's web site at http://www.sec.gov. Shareholders will also be able to obtain copies of such proxy statement and related materials without charge, when available, by written request from S. Robert Davis at the following address:
5695 Avery Road, Dublin, Ohio 43016.